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                         ===========================
                                 EXHIBIT 3(d)

                           CERTIFICATE OF AMENDMENT
                                      OF
                             RESTATED CERTIFICATE
                                      OF
                                 INCORPORATION
                         ===========================

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                            CERTIFICATE OF AMENDMENT

                                       OF

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                     CENTRAL BANCSHARES OF THE SOUTH, INC.

           (Originally Incorporated under the name "Central and State
             National Corporation of Alabama" on December 8, 1970)

          Central Bancshares of the South, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
          FIRST: That at a meeting of the Board of Directors of Central Bancshares of the South, Inc. resolutions were duly adopted setting forth the proposed amendment to the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling for the presentation of the proposed amendment to shareholders of the Corporation at a special meeting. The resolution setting forth the proposed amendment is as follows:
               RESOLVED, that Article 1 of the corporation's Restated Certificate of Incorporation be revised to read as follows:

                    "1.  Name.  The name of the corporation is COMPASS
               BANCSHARES, INC. (hereinafter referred to as the "Corporation")."

          SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
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          THIRD:  That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment.

          IN WITNESS WHEREOF, Central Bancshares of the South, Inc. has caused
     this certificate to be executed by     D. Paul Jones, Jr.   , as
                                        -------------------------     -
     Chairman, Chief Executive Officer, and President    and attested by
     ---------------------------------------------------
     Jerry W. Powell    , as   Secretary   , this the   3rd   day of November,
     -------------------     --------------           -------
     1993.

                                    CENTRAL BANCSHARES OF THE SOUTH, INC.


                                    By:       D. PAUL JONES
                                       ---------------------------------------
                                      Its:  Chairman, Chief Executive Officer ,
                                          ------------------------------------
                                            and President
                                          ------------------------------------


     ATTEST:


          JERRY W. POWELL
       ----------------------------------
     Its:  Secretary
         --------------------------------
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     STATE OF ALABAMA  )

     JEFFERSON COUNTY  )

          I,    Barbara S. Edmonds                   , a Notary Public in and
             ----------------------------------------
     for said county in said state, hereby certify that     D. Paul Jones, Jr.
                                                        ----------------------
     , as   Chairman, CEO and President  , and   Jerry W. Powell         , as
          -------------------------------      --------------------------
     Secretary          of Central Bancshares of the South, Inc., a Delaware
     ------------------
     corporation, whose names in such capacities are signed to the foregoing instrument, and who are known to me, acknowledged before me on this day that being informed of the contents of the instrument, they, as such officers and with full authority, executed the same voluntarily for and as the act and deed of said Corporation, and that the facts contained therein are true.

          Given under my hand this   3   day of   November    , 1993.
                                   -----        --------------


                                         BARBARA S. EDMONDS
                                       -----------------------------------------
                                       Notary Public


                                       My Commission Expires:    9-8-95
                                                             -------------------